UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
TopBuild Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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The definitive additional materials filed herewith are a press release and an “Important Notice: A Change of the Location of the Annual Meeting of Shareholders” scheduled to be held on April 27, 2020 to a virtual meeting format only.

April 9, 2020

TopBuild Announces Virtual 2020 Annual Meeting of Shareholders

DAYTONA BEACH Fla., April 9, 2020 (GLOBAL NEWSWIRE) — TopBuild Corp. (NYSE:BLD) the leading installer and distributor of insulation and building material products in the United States, today announced that due to public health and safety concerns arising from the COVID-19 pandemic, the 2020 Annual Meeting of Shareholders will be held virtually.

Virtual meeting date:	Monday, April 27, 2020
Virtual meeting time:	10:00 a.m. EDT
Virtual location:	https://www.issuerdirect.com/virtual-event/bld

Shareholders as of the close of business on the record date, March 2, 2020, will be eligible to virtually attend, vote at, and participate in the Annual Meeting. In order to virtually attend, vote at, and participate in the Annual Meeting, shareholders must enter the control number found on their proxy card, voting instruction form or notice that shareholders previously received. Shares may continue to be voted prior to the Annual Meeting using the instructions provided with the proxy materials that were issued beginning March 18, 2020. Shareholders may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

Whether or not shareholders plan to attend the Virtual Annual Meeting, the Company urges shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has over 200 branches, and through Service Partners® which distributes insulation and building material products from over 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

Source: TopBuild Corp.

IMPORTANT NOTICE

A CHANGE OF THE LOCATION OF THE ANNUAL MEETING OF SHAREHOLDERS

DATE:	April 27, 2020
TIME:	10:00 AM EDT
LOCATION:	https://www.issuerdirect.com/virtual-event/bld

To the Shareholders of TopBuild Corp.:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to help ensure the health and well-being of our shareholders, the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of TopBuild Corp. (the “Company”) will be held in a Virtual Meeting Format Only. The date and time of the shareholder meeting is unchanged and will still be held on Monday, April 27, 2020 at 10:00 a.m. Eastern Daylight Time.

Shareholders may attend, vote at and participate at the Annual Meeting by visiting:

https://www.issuerdirect.com/virtual-event/bld

In order to attend the Virtual Annual Meeting, shareholders must enter the control number found on their proxy card or voting instruction form that shareholders previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

As described in the proxy materials for the Annual Meeting, dated and originally mailed on March 18, 2020, shareholders of the Company are entitled to notice of and to vote at the Annual Meeting if they were a stockholder of record as of the close of business on March 2, 2020, the record date.

Whether or not shareholders plan to virtually attend the Annual Meeting, the Company urges shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shareholders’ shares in connection with the Annual Meeting.

By order of the Board of Directors.

W. Joe Jacumin, Jr.

Deputy General Counsel, Chief Compliance Officer and Assistant Corporate Secretary

PLEASE NOTE – THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.